Exhibit 16.1

November 1, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

USA

Commissioners:

We have read the statements made by Aptalis Holdings Inc. (the “Company”) included in the section “Change in Accountants” included in the Registration Statement of the Company on Form S-1, which we understand will be filed with the Securities and Exchange Commission on or about November 1, 2013. We agree with the statements concerning our Firm in such section of the Form S-1.

Very truly yours,

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Quebec, Canada